UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of principal executive offices, including Zip Code)

(415) 835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group Inc. 7.25% Senior Notes due 2027	JMPNL	The Nasdaq Global Market
JMP Group LLC 6.875% Senior Notes due 2029	JMPNZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 26, 2021, JMP Group LLC (the “Company”) issued a press release announcing that its wholly owned subsidiary, JMP Group Inc. (the “Issuer”), caused notices to be issued to the holders of its 7.25% Senior Notes due 2027 (CUSIP No. 466273 109; NASDAQ: JMPNL) (the “2027 Notes”) regarding the Issuer’s exercise of its option to redeem $10.0 million principal amount of the issued and outstanding 2027 Notes pursuant to the terms of the Indenture for the 2027 Notes dated as of January 24, 2013, between the Issuer and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture dated January, 25, 2013, the Second Supplemental Indenture dated as of January 29, 2014, the Third Supplemental Indenture dated as of October 14, 2014 and the Fourth Supplemental Indenture dated as of November 28, 2017. The Company will redeem $10,000,000 in aggregate principal amount of the 2027 Notes on June 25, 2021 (the “Redemption Date”). The 2027 Notes will be redeemed at 100% of their principal amount ($25 per 2027 Note), plus the accrued and unpaid interest thereon up to, but excluding, the Redemption Date. A copy of the press release announcing the partial redemption of the 2027 Notes is hereby incorporated by reference and filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.
99.1	Press Release issued by the Company, dated May 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: May 26, 2021	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer